UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2011, TeamStaff, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a limited number of accredited investors pursuant to which the Company sold an aggregate of $225,000 of shares of its Common Stock to such persons in a private transaction (the “Equity Investment”). The purchasers participating in the transaction are members of the Company’s board of directors and management team (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold to the Purchasers a total of 459,181 shares of its Common Stock. The transaction closed on March 31, 2011.

The members of the Company’s Board of Directors and management team who participated in the Equity Investment were Frederick G. Wasserman, Peter J. Black, William H. Armstrong, Martin J. Delaney, Zachary C. Parker, John E. Kahn, John F. Armstrong and Kevin Wilson. Each Purchaser agreed to purchase $25,000 of Common Stock other than Mr. Black, who agreed to purchase $50,000 of Common Stock. Of the Purchasers, Messrs. Alderman, Kahn and Wilson agreed with the Company to pay the purchase price for the shares of Common Stock by granting a credit to the Company for an amount equal to the purchase price and authorizing the Company to apply such credit against any obligation of the Company to such person within twelve months of the closing date, except for base salary. The Company will hold the Common Stock purchased by these purchasers as security for the payment of the purchase price until it is paid in full. Such persons also agreed that in the event the credit is insufficient to pay the purchase price in full, upon the one year anniversary of the closing date, such purchaser will surrender to the Company for cancellation such number of shares of Common Stock as is equal to the amount of the credit remaining divided by the purchase price. The Equity Investment was approved by the members of the Company’s Board of Directors that are independent of the other involved parties in accordance with the Company’s policy for approving related-party transactions. Total cash proceeds to the Company were $150,000 and the Company intends to use these proceeds for general working capital.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Equity Investment is incorporated herein by reference. Based in part upon the representations of the Purchasers in the Purchase Agreement, the shares of Common Stock were offered and sold in a private placement to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933, as amended), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(2) of the Securities Act and similar exemptions under applicable state laws. The securities sold in the Equity Investment may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On April 5, 2011, the Company issued a press release announcing the Equity Investment. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of TeamStaff, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer

Date: April 5, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of TeamStaff, Inc.

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